EXHIBIT 2.1

FIRST AMENDMENT TO
AGREEMENT AND PLAN OF AMALGAMATION
between
IPC HOLDINGS, LTD.,
IPC LIMITED
and
MAX CAPITAL GROUP LTD.

Dated as of March 5, 2009

FIRST AMENDMENT dated as of March 5, 2009 (this “Amendment”) to the Agreement and Plan of Amalgamation dated as of March 1, 2009 (the “Agreement”), between IPC Holdings, Ltd., a Bermuda exempted company (“IPC”), IPC Limited, a Bermuda exempted company and a wholly-owned subsidiary of IPC (“Amalgamation Sub”) and Max Capital Group Ltd., a Bermuda exempted company (“Max”).

WHEREAS, the parties, pursuant to Sections 1.4, 1.5, 1.6 and 8.11 of the Agreement, desire to amend the Agreement to reflect the changes set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency thereof of which is hereby acknowledged, the parties hereby agree as follows:

(1) Defined Terms; References. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings assigned to such terms in the Agreement. Each reference to “hereof,” “hereunder,” “herein,” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar references contained in the Agreement shall refer to the Agreement as amended and modified by this Amendment.

(2) Directors and Officers of IPC.

(a) In accordance with Section 1.5(a) of the Agreement, the parties hereby designate the individuals identified on Annex 1 attached to this Amendment to serve as the Post-Closing Directors as of immediately following the Effective Time (subject to the Required IPC Vote). In addition, pursuant to Section 1.5(b) of the Agreement, Annex 1 attached to this Amendment identifies the composition of the committees of the board of directors of IPC as of immediately following the Effective Time (subject to the Required IPC Vote). Accordingly, Exhibit B to the Agreement is hereby deleted and replaced in its entirety with Annex 1 to this Amendment.

(b) Pursuant to Section 1.5(a) of the Agreement, Max hereby designates Mario P. Torsiello to serve as deputy chairman of the board of directors of IPC as of immediately following the Effective Time (subject to the Required IPC Vote).

(3) Directors and Officers of the Amalgamated Company, Max Bermuda Ltd. and IPCRe Limited.

(a) In accordance with Section 1.6(a) of the Agreement, the parties hereby designate the individuals identified on Annex 2 attached to this Amendment to serve as the directors on the boards of directors of the Amalgamated Company, Max Bermuda Ltd. (“Max Bermuda”) and IPCRe Limited (“IPCRe”) and the officers of the Amalgamated Company, Max Bermuda and IPCRe, in each case, as of immediately following the Effective Time. Accordingly, Exhibit D to the Agreement is hereby deleted and replaced in its entirety with Annex 2 to this Amendment.

(4) Max Bye-Law Amendment. Exhibit E to the Agreement is hereby deleted and replaced in its entirety with Annex 3 to this Amendment, which sets forth the Max Bye-Law Amendment.

(5) Amalgamated Company Bye-Laws. The parties hereby agree, pursuant to Section 1.4 of the Agreement, that the bye-laws of the Amalgamated Company shall be in the form attached as Annex 4 to this Amendment, as may be amended or modified from time to time after the date of this Amendment and prior to the Effective Time by the mutual written agreement of the parties.

(6) Effect of Amendment. This Amendment shall not constitute an amendment or modification of any provision of, or exhibit or schedule to, the Agreement not expressly referred to herein. Except as expressly amended or modified herein, the provisions and exhibits and schedules of the Agreement are and shall remain in full force and effect.

(7) Counterparts. This Amendment may be executed in separate counterparts, each of which shall be considered one and the same agreement and shall become effective when each of the parties has delivered a signed counterpart to the other parties, it being understood that all parties need not sign the same counterpart. Such counterpart executions may be transmitted to the parties by facsimile or electronic transmission, which shall have the full force and effect of an original signature.

(8) Incorporation. Article VIII of the Agreement is hereby incorporated by reference into this Amendment as if set forth in its entirety herein.

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IN WITNESS WHEREOF, IPC, Amalgamation Sub and Max have caused this Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first set forth above.

IPC HOLDINGS, LTD.

By: /s/ J. P. Bryce

Name: J. P. Bryce Title: Director

IPC LIMITED

By: /s/ J. P. Bryce

Name: J. P. Bryce Title: President & CEO

MAX CAPITAL GROUP LTD.

By: /s/ Joseph Roberts

Name: Joseph Roberts Title: EVP & CFO

ANNEX 1

Post-Closing Directors of IPC and
Composition of Committees of the Board of Directors

IPC Board of Directors

Kenneth L. Hammond, Chairman
Mark R. Bridges
Michael J. Cascio
Peter S. Christie
L. Anthony Joaquin
Antony P.D. Lancaster
W. Marston Becker
Mario P. Torsiello
Willis T. King, Jr.
Gordon Cheesbrough
James L. Zech
K. Bruce Connell

IPC Audit Committee

Mark R. Bridges, Chairman
L. Anthony Joaquin
Michael J. Cascio
Mario P. Torsiello
K. Bruce Connell

IPC Compensation Committee

Willis T. King, Jr., Chairman
Mario P. Torsiello
Peter S. Christie
Mark R. Bridges

IPC Executive Committee

W. Marston Becker, Chairman
Mark R. Bridges
Kenneth L. Hammond

IPC Investment Committee

Gordon Cheesbrough, Chairman
James L. Zech
L. Anthony Joaquin
Antony P.D. Lancaster

IPC Nominating Committee

Kenneth L. Hammond, Chairman
Peter S. Christie
James L. Zech
Willis T. King, Jr.

IPC Business Development Committee

W. Marston Becker, Chairman
K. Bruce Connell
Peter S. Christie
Michael J. Cascio

ANNEX 2

Amalgamated Company, Max Bermuda and IPCRe Directors and Officers

Amalgamated Company Directors and Officers

Directors

Kenneth L. Hammond, Chairman
Mark R. Bridges
Michael J. Cascio
Peter S. Christie
L. Anthony Joaquin
Antony P.D. Lancaster
W. Marston Becker
Mario P. Torsiello
Willis T. King, Jr.
Gordon Cheesbrough
James L. Zech
K. Bruce Connell

Officers

W. Marston Becker, President & Chief Executive Officer:
Peter A. Minton, Chief Operating Officer
Joe Roberts, Chief Financial Officer
John R. Weale, Executive Vice President and Treasurer
Sarene Bourdages, General Counsel
Melanie Saunders, Corporate Secretary

Max Bermuda Directors and Officers

The individuals serving as directors and officers of Max Bermuda as of the date of this Agreement, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed.

IPCRe Directors and Officers

The individuals serving as directors and officers of IPCRe as of the date of this Agreement, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed. James P. Bryce shall serve as chairman.

ANNEX 3

Max Bye-Law Amendment

The following shall be inserted as bye-law 100 under the caption “MEMBER VOTE TO APPROVE AN AMALGAMATION”:

“100. Amalgamation

A resolution proposed for consideration at a general meeting to approve the amalgamation of the Company with any other company shall require the affirmative vote of a majority of the votes cast by Members present or represented by proxy and voting at such general meeting and the quorum for such general meeting shall be as set out in Bye-Law 39.”

ANNEX 4

Bye-Laws of the Amalgamated Company

BYE-LAWS
of
Max Holdings Ltd.

TABLE OF CONTENTS

Page No.

INTERPRETATION

1.	Interpretation

BOARD OF DIRECTORS

2.	Board of Directors

3.	Management of the Company

4.	Power to appoint managing director or chief executive officer

5.	Power to appoint manager

6.	Power to authorise specific actions

7.	Power to appoint attorney

8.	Power to delegate to a committee

9.	Power to appoint and dismiss employees

10.	Power to borrow and charge property

11.	Exercise of power to purchase shares of or discontinue the Company

12.	Election of Directors

13.	Defects in appointment of Directors

14.	Alternate Directors/Observer

15.	Removal of Directors

16.	Other Vacancies on the Board

17.	Notice of meetings of the Board

18.	Quorum at meetings of the Board

19.	Meetings of the Board

20.	Unanimous written resolutions

21.	Contracts and disclosure of Directors’ interests

22.	Remuneration of Directors

23.	Other interests of Directors

OFFICERS

24.	Officers of the Company

25.	Appointment of Officers

26.	Remuneration of Officers

27.	Duties of Officers

28.	Chairman of meetings

29.	Register of Directors and Officers

MINUTES

30.	Obligations of Board to keep minutes

INDEMNITY

31.	Indemnification of Directors and Officers of the Company

32.	Waiver of claim by Member

MEETINGS

33.	Notice of annual general meeting

34.	Notice of special general meeting

35.	Accidental omission of notice of general meeting; Business to be conducted

36.	Meeting called on requisition of Members

37.	Short notice

38.	Postponement of meetings

39.	Quorum for general meeting

40.	Adjournment of meetings

41.	Attendance at meetings

42.	Written resolutions

43.	Attendance of Directors

44.	Voting at meetings

45.	Voting on show of hands

46.	Decision of chairman

47.	Demand for a poll

48.	Seniority of joint holders voting

49.	Instrument of proxy

50.	Representation of corporations at meetings

SHARE CAPITAL AND SHARES

51.	Rights of shares

52.	Power to issue shares

53.	Variation of rights and alteration of share capital

54.	Registered holder of shares

55.	Death of a joint holder

56.	Share certificates

57.	Calls on shares

58.	Forfeiture of shares

REGISTER OF MEMBERS

59.	Contents of Register of Members

60.	Inspection of Register of Members

61.	Determination of record dates

TRANSFER OF SHARES

62.	Instrument of transfer

63.	Restriction on transfer

64.	Transfers by joint holders

65.	Lien on shares

TRANSMISSION OF SHARES

66.	Representative of deceased Member

67.	Registration on death or bankruptcy

DIVIDENDS AND OTHER DISTRIBUTIONS

68.	Declaration of dividends by the Board

69.	Other distributions

70.	Reserve fund

71.	Deduction of amounts due to the Company

72.	Unclaimed dividends

73.	Interest on dividend

CAPITALIZATION

74.	Issue of bonus shares

ACCOUNTS AND FINANCIAL STATEMENTS

75.	Records of account

76.	Financial year end

77.	Financial statements

AUDIT

78.	Appointment of Auditor

79.	Remuneration of Auditor

80.	Vacation of office of Auditor

81.	Access to books of the Company

82.	Report of the Auditor

NOTICES

83.	Notices to Members of the Company

84.	Notices to joint Members

85.	Service and delivery of notice

SEAL OF THE COMPANY

86.	The seal

87.	Manner in which seal is to be affixed

BENEFITS, PENSIONS AND INSURANCE

88.	Benefits

89.	Insurance

90.	Limitation on Accountability

UNTRACED MEMBERS

91.	Sale of Shares

92.	Instrument of Transfer

93.	Proceeds of Sale

WINDING UP

94.	Determination to liquidate

95.	Winding up/distribution by liquidator

ALTERATION OF BYE-LAWS

96.	Alteration of Bye-laws

Schedule – Form A (Bye-law 58)	35
Schedule – Form B (Bye-law 62)	36
Schedule – Form C (Bye-law 67)	37

INTERPRETATION

1.	Interpretation

(1) In these Bye-laws the following words and expressions shall, where not inconsistent with the context, have the following meanings respectively:-

(a) “Act” means the Companies Act 1981 as amended and replaced from time to time;

(b) “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person, provided that no Member of the Company shall be deemed an Affiliate of another Member solely by reason of an investment in the Company. For purposes of this definition, the term “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, by contract or otherwise;

(c) “Auditor” includes any individual or partnership;

(d) “Board” means the Board of Directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the Directors present at a meeting of Directors at which there is a quorum;

(e) “Business Day” means any day, other than a Saturday, a Sunday or any day on which banks in Hamilton, Bermuda or The City of New York, United States, are authorised or obligated by law or executive or other order to close;

(f) “Common Shares” means the common shares of the Company, initially having a par value of US$1.00 per share, and includes a fraction of a Common Share;

(g) “Company” means Max Holdings Ltd., the company for which these Bye-laws are approved and confirmed;

(h) “Director” means a director of the Company;

(i) “Dividend” includes a bonus or capitalisation issue of shares;

(j) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time, or any federal statute from time to time in effect that has replaced such statute, and any reference in these Bye-laws to a provision of the Exchange Act or a rule or regulation promulgated thereunder means such provision, rule or regulation as amended from time to time or any provision of a federal law, or any federal rule or regulation, from time to time in effect that has replaced such provision, rule or regulation;

(k)

“Fair Market Value” means, with respect to a repurchase of any shares of the Company in accordance with these Bye-laws, (i) if such shares are listed on a securities exchange (or quoted in a securities quotation system), the average closing sale price of such shares on such exchange (or in such quotation system), or, if such shares are listed on (or quoted in) more than one exchange (or quotation system), the average closing sale price of the shares on the principal securities exchange (or quotation system) on which such shares are then traded, or, if such shares are not then listed on a securities exchange (or quotation system) but are traded in the over-the-counter market, the average of the latest bid and asked quotations for such shares in such market, in each case for the last five trading days immediately preceding the day on which notice of the repurchase of such shares is sent pursuant to these Bye-laws or (ii) if no such closing sales prices or quotations are available because such shares are not publicly traded or otherwise, the fair value of such shares as determined by one independent nationally recognised investment banking firm chosen by the Board and reasonably satisfactory to the Member whose shares are to be so repurchased by the Company, provided that the calculation of the Fair Market Value of the shares made by such appointed investment banking firm (i) shall not include any discount relating to the absence of a public trading market for, or any transfer restrictions on, such shares, and (ii) such calculation shall be final and the fees and expenses stemming from such calculation shall be borne by the Company or its assignee, as the case may be;

(l) “general meeting,” “general meeting of the Company,” “Special general meeting” and “special general meeting of the Company” each means a meeting of the Members of the Company having the right to attend and vote thereat;

(m) “Member” means the Person registered in the Register of Members as the holder of shares in the Company and, when two or more Persons are so registered as joint holders of shares, means the Person whose name stands first in the Register of Members as one of such joint holders or all of such Persons as the context so requires;

(n) “Notice” means written notice as further defined in these Bye-laws unless otherwise specifically stated;

(o) “Officer” means any Person appointed by the Board to hold an office in the Company;

(p) “Person” means any individual, company, corporation, firm, partnership, limited liability company, trust or any other business, enterprise, entity or person, whether or not recognised as constituting a separate legal entity;

(q) “Register of Directors and Officers” means the Register of Directors and Officers referred to in these Bye-laws;

(r) “Register of Members” means the Register of Members referred to in these Bye-laws;

(s) “Resident Representative” means any Person appointed to act as resident representative and includes any deputy or assistant resident representative;

(t) “Secretary” means the person appointed to perform any or all the duties of secretary of the Company and includes any deputy or assistant secretary;

(u) “Securities Act” means the United States Securities Act of 1933, as amended from time to time, or any federal statute from time to time in effect which has replaced such statute, and any reference in these Bye-laws to a provision of the Securities Act or a rule or regulation promulgated thereunder means such provision, rule or regulation as amended from time to time or any provision of a federal law, or any federal rule or regulation, from time to time in effect that has replaced such provision, rule or regulation;

(v) “share” means any share or any class or series of shares in the share capital of the Company, whether issued and outstanding or not, and includes a fraction of a share;

(w) “Subsidiary”, with respect to any Person, means a company, more than fifty percent (50%) (or, in the case of a wholly owned subsidiary, one hundred percent (100%)) of the outstanding Voting Shares of which are owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or any such Person and one or more other Subsidiaries;

(x) “United States” and “U.S.” each means the United States of America and any territory and political subdivision thereof;

(y) “Voting Share” of any Person means any share in such Person conferring voting rights on the holder thereof (other than such voting rights as would exist solely in relation to a proposal to alter or vary the rights attaching to such shares solely upon the future occurrence of a contingency or voting rights attaching solely by virtue of the provisions of the Act).

(2) In these Bye-laws, where not inconsistent with the context:

(a) words denoting the plural number include the singular number and vice versa;

(b) words denoting the masculine gender include the feminine gender;

(c) words importing persons include companies, associations or bodies of persons whether corporate or not;

(d) the word:

(i)	“may” shall be construed as permissive;

(ii)	“shall” shall be construed as imperative; and

(e) unless otherwise provided herein words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

(3) Expressions referring to writing or written shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in a visible form.

(4) Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

(5) In these Bye-laws, (i) powers of delegation shall not be restrictively construed but the widest interpretation shall be given thereto, (ii) the word “Board” in the context of the exercise of any power contained in these Bye-laws includes any committee consisting of one or more individuals appointed by the Board, any Director holding executive office and any local or divisional Board, manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated in accordance with these Bye-laws, (iii) no power of delegation shall be limited by the existence of any other power of delegation and (iv) except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any Person who is for the time being authorised to exercise it under Bye-laws or under another delegation of the powers.

BOARD OF DIRECTORS

2.	Board of Directors

The business of the Company shall be managed and conducted by the Board.

3.	Management of the Company

(1) In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by statute or by these Bye-laws, required to be exercised by the Company in general meeting and the business and affairs of the Company shall be so controlled by the Board. The Board also may present any petition and make any application in connection with the winding up or liquidation of the Company.

(2) No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

(3) The Board may procure that the Company pays all expenses incurred in promoting and incorporating the Company.

4.	Power to appoint managing director or chief executive officer

The Board may from time to time appoint one or more Directors to the office of managing director or chief executive officer of the Company who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company.

5.	Power to appoint manager

The Board may appoint a Person or a body of Persons to act as manager of the Company’s day to day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business.

6.	Power to authorise specific actions

The Board may from time to time and at any time authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument in the name and on behalf of the Company.

7.	Power to appoint attorney

The Board may from time to time and at any time by power of attorney appoint any Person or body of Persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period (or for unspecified length of time) and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of Persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney’s personal seal with the same effect as the affixation of the seal of the Company.

8.	Power to delegate to a committee

The Board may delegate any of its powers to a committee appointed by the Board (and the Board may appoint alternative committee members or authorise the committee members to appoint their own alternates), which may consist partly or entirely of non-Directors. Without limiting the foregoing, such committees may include:

(a) an Executive Committee, which shall have all of the powers of the Board between meetings of the Board;

(b) a Finance Committee, which shall, among other things, establish, review and monitor the investment policies of the Company and the Company’s Subsidiaries or other companies associated with the Company, review investment decisions and review and monitor any provider of investment services;

(c) an Audit and Risk Management Committee, which shall, among other things, have direct authority to (i) appoint the independent Auditors of the Company and the Company’s subsidiaries on behalf of the Board, subject to the powers of the Members; (ii) set compensation for, subject to Bye-law 79, and oversee the work of independent Auditors of the Company and the Company’s subsidiaries; (iii) adopt procedures for receiving accounting complaints and anonymous submissions from the employees of the Company or the Company’s subsidiaries regarding questionable accounting practices; (iv) establish pre-approval procedures for all audit and non-audit services provided by the independent Auditors, or any of their Affiliates, to the Company or the Company’s subsidiaries; and (v) establish an internal audit function of the Company and the Company’s subsidiaries;

(d) a Compensation Committee, which shall, among other things, establish and review the compensation policies and procedures of the Company and the Company’s Subsidiaries or other companies associated with the Company and make recommendations to the Board with respect to compensation of Officers;

(e) a Nominating Committee, which shall, among other things, propose to the Members or to continuing Directors, before any election of Directors by Members or the filling of any vacancy by the Board, a slate of director candidates equal in number to the vacancies to be filled;

(f) an Investment Committee, which shall, among other things, review the opening of bank accounts for the Company, agree investment funding agreements and enter into any loan or borrowing arrangements with certain financial institutions as they see fit; and

(g) an Underwriting Committee, which shall, among other things, establish, review and monitor the underwriting policies of the Company’s Subsidiaries or other companies associated with the Company, review underwriting decisions, monitor any appointed underwriting services provider, advise the Board with respect to actuarial services, review actuarial decisions, monitor any provider of actuarial services and otherwise monitor the risks insured or reinsured by the Company’s Subsidiaries or other companies associated with the Company.

All Board committees shall conform to such directions as the Board shall impose on them; provided, that each member shall have one vote, and each committee shall have the right as it deems appropriate to retain outside advisors and experts. Each committee may adopt rules for the conduct of its affairs, including rules governing the adoption of resolutions by unanimous written consent, and the place, time, and notice of meetings, as shall be advisable and as shall not be inconsistent with these Bye-laws regarding Board meetings or with any applicable resolution adopted by the Board. Notwithstanding the foregoing, no committee may hold a meeting within the United States. Each committee shall cause minutes to be made of all meetings of such committee and of the attendance thereat and shall cause such minutes and copies of resolutions adopted by unanimous consent to be promptly inscribed or incorporated by the Secretary in the minute book.

9.	Power to appoint and dismiss employees

The Board may appoint, suspend or remove any officer, manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties.

10.	Power to borrow and charge property

The Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

11.	Exercise of power to purchase shares of or discontinue the Company

(1) Purchase of Common Shares

(a) The Company shall have the power to purchase its shares. The Board may exercise all the powers of the Company to purchase all or any part of its own shares pursuant to Section 42A of the Act. Subject to Section 42A of the Act, if the Board in its absolute and unfettered discretion, on behalf of the Company, determines that ownership of shares of the Company by any Person may result in adverse tax, regulatory or legal consequences to the Company, any of its Subsidiaries or any of the Members, the Company will have the option, but not the obligation, to purchase all or part of the shares of the Company held by such Person (to the extent the Board, in the reasonable exercise of its discretion, determines it is necessary to avoid or cure such adverse consequences) for immediately available funds in an amount equal to the Fair Market Value of such shares on the date the Company sends the Repurchase Notice referred to below (the “Repurchase Price”); provided, that the Board will use reasonable efforts to exercise this option equally among similarly situated Persons (to the extent possible under the circumstances). In that event, the Company will also be entitled to assign its purchase right to a third party or parties including one or more of the other Persons, with the consent of such assignee. Each Person shall be bound by the determination by the Company to purchase or assign its right to purchase such Person’s shares and, if so required by the Company, shall sell the number of shares of the Company that the Company requires it to sell.

(b) In the event that the Company or its assignee(s) determines to purchase any such shares, the Company shall provide each Person concerned with written notice of such determination (a “Repurchase Notice”) at least seven (7) calendar days prior to such purchase or such shorter period as each such Person may authorise, specifying the date on which any such shares are to be purchased and the Repurchase Price. The Company may revoke the Repurchase Notice at any time before it (or its assignee(s)) pays for the shares. Neither the Company nor its assignee(s) shall be obliged to give general notice to the Members of any intention to purchase or the conclusion of any purchase of shares of the Company. Payment of the Repurchase Price by the Company or its assignee(s) shall be by wire transfer or certified check and made at a closing to be held no less than seven (7) calendar days, unless such Person agrees to a shorter period, after receipt of the Repurchase Notice by the Member.

(2) Power to discontinue the Company

The Board may exercise all the powers of the Company to discontinue the Company to a named country or jurisdiction outside Bermuda pursuant to Section 132G of the Act.

12.	Election of Directors

The Board shall consist of at least two (2) and no more than twenty-one (21) Directors, the exact number to be determined from time to time by resolution adopted by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the Directors then in office; provided, however, that if no such resolution shall be in effect the number of Directors shall be twelve (12) Directors. Any increase in the size of the Board pursuant to this Bye-law 12 shall be deemed to be a vacancy and may be filled in accordance with Bye-law 16 hereof. Directors shall be elected, except in the case of a vacancy (as provided for in Bye-law 15 or 16, as the case may be), by the Members holding a majority of the issued and outstanding shares entitled to vote at an annual general meeting or any special general meeting called for such purpose.

13.	Defects in appointment of Directors

All acts done bona fide by any meeting of the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

14.	Alternate Directors/Observer

There shall be no alternate Directors and no Member or Director shall have a right to designate any person to attend meetings of the Board or Board Committees as a non-voting observer.

15.	Removal of Directors

(1) Subject to any provision to the contrary in these Bye-laws, Members holding a majority of the issued and outstanding shares entitled to vote at a general meeting or special meeting or conferring the right to vote on a resolution to remove a or such Director may, at any special general meeting convened and held in accordance with these Bye-laws, remove a Director provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for such Director’s removal.

(2) A vacancy on the Board created by the removal of a Director under the provisions of subparagraph (1) of this Bye-law may be filled by the Members holding a majority of the issued and outstanding shares entitled to vote at a general meeting or special meeting or conferring the right to vote on such resolution and, in the absence of such election or appointment, the Board may fill the vacancy in accordance with Bye-law 16. A Director so appointed shall hold office for the balance of the term of such vacant Board position, or until such Director’s successor is elected or appointed or such Director’s office is otherwise vacated.

16.	Other Vacancies on the Board

(1) The Board shall have the power from time to time and at any time to appoint any person as a Director to fill a vacancy on the Board occurring as the result of an increase in the size of the Board pursuant to Bye-law 12, the death, disability, disqualification, resignation or removal of any Director or if such Director’s office is otherwise vacated. A Director so appointed shall hold office for the balance of the term of such vacant Board position, or until such Director’s successor is elected or appointed or such Director’s office is otherwise vacated.

(2) The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may, notwithstanding that the number of Directors is below the number fixed by or in accordance with these Bye-laws as the quorum or that there is only one continuing Director, act for the purpose of (i) filling vacancies on the Board, (ii) summoning a general meeting of the Company or circulating a proposed written resolution of the Members or (iii) preserving the assets of the Company.

(3) The office of Director shall be deemed to be vacated if the Director:

(a) is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

(b) is or becomes bankrupt or makes any arrangement or composition with his creditors generally;

(c) is or becomes of unsound mind or dies;

(d) resigns his or her office by notice in writing to the Company.

17.	Notice of meetings of the Board

(1) A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board. Notice of a meeting of the Board must be provided at least five (5) days in advance of such meeting, and must state the date, time, place (which shall not be in the United States) and the general nature of the business to be considered at the meeting unless the Directors unanimously agree to waive notice of such meeting. Notwithstanding the foregoing, shorter notice shall be valid if it is reasonable under the circumstances.

(2) Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally in person or by telephone or otherwise communicated or sent to such Director by post, cable, telex, telecopier, electronic mail, facsimile or other mode of representing words in a visible form at such Director’s last known address or any other address given by such Director to the Company for this purpose.

18.	Quorum at meetings of the Board

The quorum necessary for the transaction of business at a meeting of the Board shall be a majority of the Directors then in office, present in person.

19.	Meetings of the Board

(1) The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit.

(2) Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting; provided, however, that no Director may participate in any meeting of the Board while physically present in the United States.

(3) A resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

20.	Unanimous written resolutions

A resolution in writing signed by all the Directors which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution, provided that no such resolution shall be valid unless the last signature of a Director is affixed outside the United States (but, notwithstanding Bye-law 19(2) hereof, a Director who is not the last Director to sign may sign a resolution in writing even though he or she is in the United States). Such resolution shall be deemed to be adopted as an act of the Board, at the place where, and at the time when, the last signature of a Director is affixed thereto.

21.	Contracts and disclosure of Directors’ interests

(1) Any Director, or any Person associated, related or affiliated with whom any Director is associated, may act in a professional capacity for the Company and such Director or such Person shall be entitled to remuneration for professional services as if such Director were not a Director, provided that nothing herein contained shall authorise a Director or Director’s firm, partner or such company to act as Auditor of the Company.

(2) A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

(3) Following a declaration being made pursuant to this Bye-law, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

22.	Remuneration of Directors

(1) The remuneration and benefits (if any) of the Directors, including without limitation, participation in any share option or incentive plan and loans (with the general or specific consent required by Section 96 of the Act) in connection therewith, shall be determined by the Board and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

(2) A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his or her office of Director for such period on such terms as to remuneration and otherwise as the Board may determine.

(3) The Board may award special remuneration and benefits to any Director undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his or her ordinary routine work as a Director. Any fees paid to a Director who is also counsel or attorney to the Company, or otherwise serves it in a professional capacity, shall be in addition to his or her remuneration as a Director.

23.	Other interests of Directors

A Director may be or become a director or other officer of or otherwise interested in any company or Person promoted by the Company or in which the Company may be interested as member or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him or her as a director or officer of, or from his or her interest in, such other company or Person. The Board may also cause the voting power conferred by the shares in any other company or Person held or owned by the Company to be exercised in such manner in all respects as the Board thinks fit, including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors or officers of such other company or Person, or voting or providing for the payment of remuneration to the directors or officers of such other company or Person.

OFFICERS

24.	Officers of the Company

The Officers of the Company shall consist of a President and a Vice President or a Chairman and a Deputy Chairman, a Secretary and such additional Officers as the Board may from time to time determine all of whom shall be deemed to be Officers for the purposes of these Bye-laws. Subject to compliance with any requirement of the Act, the same individual may hold two (2) or more offices in the Company.

25.	Appointment of Officers

(1) The Board shall, as soon as possible after each annual general meeting, appoint a President and a Vice President or a Chairman and a Deputy Chairman who shall be Directors.

(2) The Secretary and additional Officers, if any, shall be appointed by the Board from time to time.

26.	Remuneration of Officers

The Officers shall receive such remuneration and benefits, including, without limitation, participation in any share option or incentive plan and loans (with the general or specific consent required by Section 96 of the Act) in connection therewith as the Board may from time to time determine.

27.	Duties of Officers

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

28.	Chairman of meetings

Unless otherwise agreed by a majority of those attending and entitled to attend and vote thereat, the Chairman, if there be one, and, if not, the President shall act as chairman at all meetings of the Members and of the Board at which such person is present. In their absence the Deputy Chairman or Vice President, if present, shall act as chairman and in the absence of all of them a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

29.	Register of Directors and Officers

The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

MINUTES

30.	Obligations of Board to keep minutes

(1) The Board shall cause minutes to be duly entered in books provided for the purpose:

(a) of all elections and appointments of Officers;

(b) of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

(c) of all resolutions and proceedings of general meetings of the Members, meetings of the Board, and meetings of committees appointed by the Board.

(2) Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

INDEMNITY

31.	Indemnification of Directors and Officers of the Company

(1) The Directors, Secretary and other Officers (such term to include, for the purposes of Bye-laws 31 and 32, any person appointed to any committee by the Board) and employees and agents of the Company who has acted or is acting in relation to any of the affairs of the Company or any subsidiary thereof and the liquidator or trustees (if any) who has acted or is acting in relation to any of the affairs of the Company, and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted (actual or alleged) in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided, that, this indemnity shall not extend to any matter prohibited by the Act.

(2) Any indemnification under this Bye-law 31, unless ordered by a court, shall be made by the Company only as authorised in the specific case upon a determination that indemnification of such Person is proper in the circumstances because such Person has met the applicable standard of conduct set forth in paragraph (1) of this Bye-law 31. Such determination shall be made (i) by the Board by a majority vote of disinterested Directors or (ii) if a majority of the disinterested Directors so directs, by independent legal counsel in a written opinion or (iii) by the Members. The Company may purchase and maintain insurance to protect itself and any Director, Officer or other Person entitled to indemnification pursuant to this Bye-law 31, to the fullest extent permitted by law.

(3) Expenses (including, without limitation, attorneys’ fees) actually and reasonably incurred by any Director, Secretary, other Officer or employee of the Company in defending any civil, criminal, administrative or investigative action, suit or proceeding or threat thereof for which indemnification is sought pursuant to paragraph (a) of this Bye-law 31 shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Person to repay such amount if it shall be ultimately determined that such Person is not entitled to be indemnified by the Company as authorised in these Bye-laws or otherwise pursuant to applicable law; provided, that if it is determined by either (i) a majority vote of Directors who were not parties to such action, suit or proceeding or (ii) if a majority of the disinterested Directors so directs, by independent legal counsel in a written opinion, that there is no reasonable basis to believe that such Person is entitled to be indemnified by the Company as authorised in these Bye-laws or otherwise pursuant to applicable law, then no expense shall be advanced in accordance with this paragraph (c) of this Bye-law 31. Such expenses (including attorneys’ fees) incurred by agents of the Company may be paid upon the receipt of the aforesaid undertaking and such terms and conditions, if any, as the Board deems appropriate.

(4) The indemnification and advancement of expenses provided in these Bye-laws shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may now or hereafter be entitled under any statute, agreement, vote of Members or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

(5) The indemnification and advancement of expenses provided by, or granted pursuant to, this Bye-law 31 shall, unless otherwise provided when authorised or ratified, continue as to a Person who has ceased to hold the position for which such Person is entitled to be indemnified or advanced expenses and shall inure to the benefit of the heirs, executors and administrators of such a Person.

(6) No amendment or repeal of any provision of this Bye-law 31 shall alter, to the detriment of any Person, the right of such Person to the indemnification or advancement of expenses related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

32.	Waiver of claim by Member

Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company, provided, that, such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.

MEETINGS

33.	Notice of annual general meeting

The annual general meeting of the Company shall be held in each year (including within the first year of incorporation) at such time and place (which shall not be in the United States) as the President or the Chairman or any two Directors or any Director and the Secretary or the Board shall appoint. At least five (5) days’ notice of such meeting shall be given to each Member entitled to vote thereat as at the relevant record date determined pursuant to Bye-law 61 stating the date, place (which shall not be in the United States) and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

34.	Notice of special general meeting

The President or the Chairman or any two Directors or any Director and the Secretary or the Board may convene a special general meeting of the Company whenever in their judgment such a meeting is necessary, upon not less than five (5) days’ notice to each Member entitled to vote thereat as at the relevant record date determined pursuant to Bye-law 61 which shall state the date, time, place (which shall not be in the United States) and the general nature of the business to be considered at the meeting.

35.	Accidental omission of notice of general meeting; Business to be conducted

(1) The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any Person entitled to receive notice shall not invalidate the proceedings at that meeting.

(2) Subject to the Act, business to be brought before a general meeting of the Company must be specified in the notice of the meeting. Only business that the Board has determined can be properly brought before a general meeting in accordance with these Bye-laws and applicable law shall be conducted at any general meeting, and the chairman of the general meeting may refuse to permit any business to be brought before such meeting that has not been properly brought before it in accordance with these Bye-laws and applicable law.

36.	Meeting called on requisition of Members

Subject to the terms of any class or series of shares issued by the Company and notwithstanding anything herein, the Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene a special general meeting of the Company and the provisions of Section 74 of the Act shall apply.

37.	Short notice

Subject to the terms of any class or series of shares issued by the Company, a general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

38.	Postponement of meetings

The Secretary or any Director may postpone any general meeting called in accordance with the provisions of these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement is given to each Member entitled to vote thereat as at the relevant record date determined pursuant to Bye-law 61 before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member entitled to vote thereat as at the relevant record date determined pursuant to Bye-law 61 in accordance with the provisions of these Bye-laws.

39.	Quorum for general meeting

At any general meeting of the Company two or more persons present in person and representing in person or by proxy in excess of 50% of the total issued and outstanding voting shares in the Company as at the relevant record date determined pursuant to Bye-law 61 throughout the meeting shall form a quorum for the transaction of business, provided, however, that if the Company shall at any time have only one Member, one Member present in person or by proxy shall form a quorum for the transaction of business at any general meeting of the Company held during such time. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine. Unless the meeting is so adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Bye-laws. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business and continues throughout the meeting, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman of the meeting which shall not be treated as part of the business of the meeting.

40.	Adjournment of meetings

The chairman of a general meeting may, with the consent of 50% of the Members present in person or by proxy at any general meeting whether or not a quorum is present (and shall if so directed), adjourn the meeting. Unless the meeting is adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Bye-laws with respect to a special general meeting of the Company.

41.	Attendance at meetings

Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting, provided, however, that no Member may participate in any general meeting while that Member (or, if any Member is an entity, its representative) is physically present in the United States.

42.	Written resolutions

(1) Subject to subparagraph (6), anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members of the Company, may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members who at the date of the resolution or the record date determined pursuant to Bye-law 61 (if earlier) would be entitled to attend the meeting and vote on the resolution.

(2) A resolution in writing may be signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members, or any class thereof, in as many counterparts as may be necessary.

(3) For the purposes of this Bye-law, the date of the resolution is the date when the resolution is signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Member to sign and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date. Any resolution in writing may be signed within or outside the United States; provided, that the last Member to sign the resolution must sign such resolution outside of the United States.

(4) A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, provided that no such resolution shall be valid unless the last signature of a Member is offered outside the United States, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

(5) A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of Sections 81 and 82 of the Act.

(6) This Bye-law shall not apply to:-

(a) a resolution passed pursuant to Section 89(5) of the Act; or

(b) a resolution passed for the purpose of removing a Director before the expiration of his term of office under these Bye-laws.

43.	Attendance of Directors

The Directors of the Company shall be entitled to receive notice of and to attend and be heard at any general meeting.

44.	Voting at meetings

(1) Subject to the provisions of the Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Bye-laws and in the case of an equality of votes the resolution shall fail.

(2) No Member shall be entitled to vote at any general meeting unless such Member has paid all the calls on all shares held by such Member.

45.	Voting on show of hands

At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of these Bye-laws, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his or her hand.

46.	Decision of chairman

At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Bye-laws, be conclusive evidence of that fact.

47.	Demand for a poll

(1) Notwithstanding the provisions of the immediately preceding two Bye-laws, at any general meeting of the Company, in respect of any question proposed for the consideration of the Members (whether before or on the declaration of the result of a show of hands as provided for in these Bye-laws), a poll may be demanded by any of the following persons:-

(a) the chairman of such meeting; or

(b) at least three Members present in person or represented by proxy; or

(c) any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or

(d) any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all such shares conferring such right.

(2) Where, in accordance with the provisions of subparagraph (1) of this Bye-law, a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted in the manner set out in subparagraph (4) of this Bye-law or in the case of a general meeting at which one or more Members are present by telephone in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands.

(3) A poll demanded in accordance with the provisions of subparagraph (1) of this Bye-law, for the purpose of electing a chairman of the meeting or on a question of adjournment, shall be taken forthwith and a poll demanded on any other question shall be taken in such manner and at such time and place as the Chairman (or acting chairman) may direct and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

(4) Where a vote is taken by poll, each Person present and entitled to vote shall be furnished with a ballot paper on which such person shall record his or her vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. The Board may appoint one or more inspectors to act at any general meeting where a vote is taken by a poll. Each inspector shall take and sign an oath faithfully to exercise the duties of inspector at such meeting with strict impartiality and according to the best of his, her or its ability. The inspectors shall determine the number of shares issued and outstanding and the voting power of each, by reference to the Register of Members as at the relevant record date determined pursuant to Bye-law 61, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies and examine and count all ballots and determine the results of any vote. The inspector shall also hear and determine challenges and questions arising in connection with the right to vote. No Director or candidate for the office of Director shall act as an inspector. The determination and decision of the inspectors shall be final and binding.

48.	Seniority of joint holders voting

In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

49.	Instrument of proxy

(1) Every Member entitled to vote has the right to do so either in person or by one or more Persons authorised by a written proxy executed and delivered in accordance with these Bye-laws. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his or her attorney authorised by him or her in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign the same.

(2) Any Member may appoint one or more Persons a standing proxy or (if a corporation) a standing representative by depositing at the registered office, or at such place or places as the Board may otherwise specify for the purpose, a proxy or (if a corporation) a written authorisation. Such proxy or authorisation shall be valid for all general meetings and adjournments thereof or, resolutions in writing, as the case may be, until notice of revocation is received at the registered office, or at such place or places as the Board may otherwise specify for the purpose. Where a standing proxy or authorisation exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the Member is present or in respect to which the Member has specially appointed a proxy or representative. The Board may from time to time require such evidence as it shall deem necessary as to the due execution and continuing validity of any such standing proxy or authorisation and the operation of any such standing proxy or authorisation shall be deemed to be suspended until such time as the Board determines that it has received the requested evidence or other evidence satisfactory to it. A Person so authorised as a representative of a corporation shall be entitled to exercise the same power on behalf of the grantor of the authority as the grantor could exercise if it were an individual Member and the grantor shall for the purposes of these Bye-laws be deemed to be present in person at any such meeting if the Person so authorised is present at the meeting.

(3) Subject to paragraph (2) of this Bye-law 49, the instrument appointing a proxy together with such other evidence as to its due execution as the Board may from time to time require shall be delivered at the registered office (or at such place or places as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case or the case of a written resolution, in any document sent therewith) not less than 24 hours or such other period as the Board may determine, prior to the holding of the relevant meeting or adjourned meeting at which the individual named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll, or, in the case of a written resolution, prior to the effective date of the written resolution and in default the instrument of proxy shall not be treated as valid.

(4) Instruments of proxy shall be in any common form or other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting or any written resolution forms of instruments of proxy for use at that meeting or in connection with that written resolution. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a written resolution or amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall unless the contrary is stated therein be valid as well for any adjournment of the meeting as for the meeting to which it relates.

(5) A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or unsoundness of mind of the principal, or revocation of the instrument of proxy or of the authority under which it was executed, provided, that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the registered office (or such other place as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other documents sent therewith) at least one hour before the commencement of the meeting or adjourned meeting, or the taking of the poll, or the day before the effective date of any written resolution at which the instrument of proxy is used.

(6) Subject to the Act, the Board may, or the chairman of the relevant meeting may at his or her discretion (with respect to such meeting only) waive any of the provisions of these Bye-laws related to proxies or authorisations and, in particular, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend and vote on behalf of any Member at general meetings or to sign written resolutions.

50.	Representation of corporations at meetings

A corporation which is a Member may, by written instrument, authorise one or more Persons as it thinks fit to act as its representative at any meeting of the Members and the Person or Persons so authorised shall be entitled to exercise the same powers on behalf of the corporation which such Person or Persons represent as that corporation could exercise if it were an individual Member. Such corporation shall for the purposes of these Bye-laws be deemed to be present in person at any such meeting if a Person so authorised is present at the meeting. Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he or she thinks fit as to the right of any Person to attend and vote at general meetings on behalf of a corporation which is a Member.

SHARE CAPITAL AND SHARES

51.	Rights of shares

(1) The share capital of the Company shall be divided into a single class of Common Shares. The Board may create classes and series of shares and may increase or decrease the number of shares of any class or series as it sees fit. The Board also may, subject to the Act and to any rights attaching to the issued and outstanding shares, cancel, redeem or purchase any shares and shares of any class or series and further terminate any class or series of shares.

(2) The holders of Common Shares shall be entitled to one vote per Common Share. However, subject to these Bye-laws and to any resolution of the Members to the contrary and without prejudice to any special rights previously conferred on the holders of any existing shares or class or series of shares, the Board may issue non-voting Common Shares which will not entitle the holders thereof to such voting rights. The Common Shares shall entitle the holders thereof, subject to the provisions of these Bye-laws:

(a) to share equally share for share in dividends (whether payable in cash, property or securities of the Company) as the Board may from time to time declare;

(b) in the event of a liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of an amalgamation, reorganisation or otherwise or upon any distribution of share capital and surplus, be entitled to share equally and ratably in the assets of the Company, if any, remaining after the payment of all debts and liabilities of the Company; and

(c) generally be entitled to enjoy all of the rights attaching to shares.

52.	Power to issue shares

(1) Subject to the provisions of these Bye-laws and to any rights attaching to issued and outstanding shares, the unissued shares (whether forming part of the original share capital or any increased share capital) shall be at the disposal of the Board, which may issue, offer, allot, exchange or otherwise dispose of shares or options, warrants or other rights to purchase shares or securities convertible into or exchangeable for shares (including any employee benefit plan providing for the issuance of shares or options, warrants or other rights in respect thereof), at such times, for such consideration and on such terms and conditions as it may determine (including, without limitation, such preferred or other special rights or restrictions with respect to dividend, voting, liquidation or other rights of the shares as may be determined by the Board). The Board may issue shares as a new or existing class or series of shares.

Notwithstanding the foregoing provisions of this Bye-law, the restrictions of this Bye-law 52(1) shall not apply to any issuance of shares to a person acting as an underwriter in the ordinary course of its business, purchasing such shares pursuant to a purchase agreement to which the Company is a party, for resale.

(2) The Board shall, in connection with the issue of any share, have the power to pay such commission and brokerage as may be permitted by law.

(3) The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of or in connection with a purchase or subscription made or to be made by any Person of or for any shares in the Company, but nothing in this Bye-law shall prohibit transactions permitted pursuant to Sections 39A, 39B, and 39C of the Act.

(4) The Company may from time to time do any one or more of the following things:

(i)	make arrangements on the issue of shares for a difference between the Members in the amounts and times of payments of calls on their shares;

(ii)	accept from any Member the whole or a part of the amount remaining unpaid on any shares held by such Member, although no part of that amount has been called up;

(iii)	pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others; and

(iv)	issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding up.

53.	Variation of rights and alteration of share capital

(1) While the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued and outstanding shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class in accordance with Section 47(7) of the Act. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

(2) The Company may from time to time by resolution of the Company in general meeting alter the conditions of its Memorandum of Association by all or any of those actions listed in Section 45(1) of the Act and accordingly may change the currency denomination of, increase, alter or reduce its share capital in accordance with the provisions of Sections 45 and 46 of the Act. Where, on any alteration of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit including, without limiting the generality of the foregoing, the issue to Members, as appropriate, of fractions of shares and/or arranging for the sale or transfer of the fractions of shares of Members.

54.	Registered holder of shares

(1) The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable or other claim to, or interest in, such share on the part of any other person.

(2) Any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the Member at such Member’s address in the Register of Members or, in the case of joint holders, to such address of the holder first named in the Register of Members, or to such person and to such address as the holder or joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

55.	Death of a joint holder

Where two or more persons are registered as joint holders of a share or shares then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

56.	Share certificates

(1) Every Member shall be entitled to a share certificate under the seal of the Company (or a facsimile or representation thereof as the Board may determine) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, how much has been paid thereon. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means. Notwithstanding the foregoing and the provisions of Bye-law 87 (Manner in which seal is affixed), the Board may determine that a share certificate need not be signed on behalf of the Company.

(2) The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom such shares have been allotted.

(3) If any such certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

57.	Calls on shares

The Board may from time to time make such calls as it thinks fit upon the Members in respect of any monies unpaid on the shares allotted to or held by such Members.

58.	Forfeiture of shares

(1) If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward to such Member a notice in the form, or as near thereto as circumstances admit, of Form “A” in the Schedule hereto.

(2) If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

(3) A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

REGISTER OF MEMBERS

59.	Contents of Register of Members

The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

60.	Inspection of Register of Members

(1) The Register of Members shall be open to inspection at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members may, after notice has been given by advertisement in an appointed newspaper to that effect, be closed for any time or times not exceeding in the whole thirty days in each year.

(2) Subject to the provisions of the Act, the Company may keep one or more overseas or branch registers in any place, and the Board may make, amend and revoke any such regulations as it may think fit respecting the keeping of such registers and the contents thereof.

61.	Determination of record dates

Notwithstanding any other provision of these Bye-laws, the Board may fix any date as the record date for:-

(a) determining the Members entitled to receive any dividend;

(b) determining the Members entitled to receive notice of and to vote at any general meeting of the Company (and the Board may determine a different record date for any adjournment or postponement thereof);

(c) determining the Members entitled to execute a resolution in writing; and

(d) determining the number of issued and outstanding shares for or in connection with any purpose.

TRANSFER OF SHARES

62.	Instrument of transfer

(1) An instrument of transfer shall be in the form or as near thereto as circumstances admit of Form “B” in the Schedule hereto or in such other common form as the Board may accept. Such instrument of transfer shall be signed by or on behalf of the transferor and transferee provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

(2) The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

63.	Restriction on transfer

(1) Subject to the Act, this Bye-law 63 and such other of the restrictions contained in these Bye-laws and elsewhere as may be applicable, and except, in the case of any shares other than the Voting Common Shares, as may otherwise be provided by the terms of issuance thereof, any Member may sell, assign, transfer or otherwise dispose of shares of the Company at the time owned by it and, upon receipt of a duly executed form of transfer in writing, the Directors shall procure the timely registration of the same. If the Directors refuse to register a transfer for any reason they shall notify the proposed transferor and transferee within thirty days of such refusal.

(2) The Board may, in its absolute and unfettered discretion, decline to register the transfer of any shares if the Board has reason to believe (i) that such transfer may expose the Company, any subsidiary thereof, any Member or any Person ceding insurance to the Company or any such Subsidiary to adverse tax or regulatory treatment in any jurisdiction or (ii) that registration of such transfer under the Securities Act or under any blue sky or other United States state securities laws or under the laws of any other jurisdiction is required and such registration has not been duly effected (provided, however, that in this case (ii) the Board shall be entitled to request and rely on an opinion of counsel to the transferor or the transferee, in form and substance satisfactory to the Board, that no such approval or consent is required and no such violation would occur, and the Board shall not be obligated to register any transfer absent the receipt of such an opinion).

(3) Without limiting the foregoing, the Board shall decline to approve or register a transfer of shares unless all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Bermuda, the United States or any other applicable jurisdiction required to be obtained prior to such transfer shall have been obtained.

(4) The registration of transfers may be suspended at such time and for such periods as the Board may from time to time determine; provided, however, that such registration shall not be suspended for more than forty-five (45) days in any period of three hundred and sixty five (365) consecutive days.

(5) The Board may require any Member, or any Person proposing to acquire shares, to certify or otherwise provide information in writing as to such matters as the Board may request for the purpose of giving effect to Bye-laws 12(2), 63(1) and 63(2), including as to such Person’s status. Such request shall be made by written notice and the certification or other information requested shall be provided to such place and within such period (not less than ten (10) Business Days after such notice is given unless the Board and such Member or proposed acquiror otherwise agree) as the Board may designate in such request. If any Member or proposed acquiror does not respond to any such request by the Board as requested, or if the Board has reason to believe that any certification or other information provided pursuant to any such request is inaccurate or incomplete, the Board may decline to register any transfer or to effect any issuance or purchase of shares to which such request relates.

64.	Transfers by joint holders

The joint holders of any share or shares may transfer such share or shares to one or more of such joint holders, and the surviving holder or holders of any share or shares previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

65.	Lien on shares

(1) The Company shall have a first and paramount lien and charge on all shares (whether fully paid-up or not or whether subject to a condition or contingency) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not or whether subject to a condition or contingency) by such Member or his or her estate, either alone or jointly with any other Person, whether a Member or not, but the Board may at any time declare any share to be wholly or in part exempt from the provisions of this Bye-law. The registration of a transfer of any such share shall operate as a waiver of the Company’s lien (if any) thereon. The Company’s lien (if any) on a share shall extend to all dividends or other monies payable in respect thereof.

(2) The Company may sell or purchase , in such manner and on such terms (including price) as the Board think fit, any shares on which the Company has a lien, but no sale or purchase shall be made unless a sum in respect of which the lien exists is then presently payable, nor until the expiration of fourteen days after a notice in writing stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the relevant Member, or the Person, of which the Company has notice, entitled thereto by reason of such Member’s death or bankruptcy. Effective upon such sale or purchase, any certificate representing such shares prior to such sale shall become null and void, whether or not it was actually delivered to the Company.

(3) To give effect to any such sale the Board may authorise some Person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his or her title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

(4) The proceeds of such sale or purchase shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the relevant Member or the Person entitled to the shares at the date of the sale.

TRANSMISSION OF SHARES

66.	Representative of deceased Member

In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of Section 52 of the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may in its absolute discretion decide as being properly authorised to deal with the shares of a deceased Member.

67.	Registration on death or bankruptcy

Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in the form, or as near thereto as circumstances admit, of Form “C” in the Schedule hereto. On the presentation thereof to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member but the Board shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member’s death or bankruptcy, as the case may be.

DIVIDENDS AND OTHER DISTRIBUTIONS

68.	Declaration of dividends by the Board

The Board may, subject to any rights or restrictions at the time lawfully attached to any class or series of shares and subject to these Bye-laws and in accordance with Section 54 of the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets.

69.	Other distributions

The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company.

70.	Reserve fund

The Board may from time to time before declaring a dividend set aside, out of the surplus or profits of the Company, such sum as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other special or general purpose.

71.	Deduction of amounts due to the Company

The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

72.	Unclaimed dividends

Any dividend or distribution unclaimed for a period of six years from the date of declaration of such dividend or distribution shall be forfeited and shall revert and belong to the Company and the payment by the Board of any unclaimed dividend or distribution, interest or other sum payable on or in respect of the share into a separate account shall not constitute the Company a trustee in respect thereof.

73.	Interest on dividend

No dividend or distribution shall bear interest against the Company.

CAPITALIZATION

74.	Issue of bonus shares

(1) The Board may resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or funds or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

(2) The Company may capitalise any sum standing to the credit of a reserve account or fund or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

ACCOUNTS AND FINANCIAL STATEMENTS

75.	Records of account

The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:-

(a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

(b) all sales and purchases of goods by the Company; and

(c) the assets and liabilities of the Company.

Such records of account shall be kept at the registered office of the Company or, subject to Section 83 (2) of the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours. No Member in its capacity as a Member shall have any right to inspect any accounting record or book or document of the Company except as conferred by the Act or as authorised by the Board.

76.	Financial year end

The financial year end of the Company may be determined by the Board and failing such resolution shall be 31st December in each year.

77.	Financial statements

Subject to any rights to waive laying of accounts pursuant to Section 88 of the Act, financial statements as required by the Act shall be laid before the Members in general meeting.

AUDIT

78.	Appointment of Auditor

Subject to Section 88 of the Act, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Members shall be appointed by them as Auditor of the accounts of the Company. Such Auditor may be a Member but no Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.

79.	Remuneration of Auditor

The remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Members may determine.

80.	Vacation of office of Auditor

If the office of Auditor becomes vacant by the resignation or death of the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor’s services are required, the Board may fill the vacancy thereby created.

81.	Access to books of the Company

The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

82.	Report of the Auditor

(1) Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to Section 88 of the Act, the accounts of the Company shall be audited at least once in every year.

(2) The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting.

(3) The generally accepted auditing standards referred to in subparagraph (2) of this Bye-law may be those of a country or jurisdiction other than Bermuda. If so, the financial statements and the report of the Auditor must disclose this fact and name such country or jurisdiction.

NOTICES

83.	Notices to Members of the Company

A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member’s address in the Register of Members or to such other address given for the purpose. For the purposes of this Bye-law, a notice may be sent by mail, courier service, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible and non-transitory form. If such notice is sent by next-day courier, cable, telex, telecopier, facsimile or electronic-mail, it shall be deemed to have been given the Business Day following the sending thereof and, if by registered mail, three Business Days following the sending thereof.

84.	Notices to joint Members

Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

85.	Service and delivery of notice

Subject to Bye-law 83 any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile or other method as the case may be.

SEAL OF THE COMPANY

86.	The seal

The seal of the Company shall be in such form as the Board may from time to time determine. The Board may adopt one or more duplicate seals for use outside Bermuda.

87.	Manner in which seal is to be affixed

Subject to Bye-law 56 (Share certificates), the seal of the Company shall not be affixed to any instrument except attested by the signature of a Director and the Secretary or any two Directors, or any person appointed by the Board for the purpose, provided that any Director, Officer or Resident Representative, may affix the seal of the Company attested by such Director, Officer or Resident Representative’s signature to any authenticated copies of these Bye-laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director, Officer or Resident Representative. Any such signature may be printed or affixed by mechanical means on any share certificate, debenture, stock certificate or other security certificate.

BENEFITS, PENSIONS AND INSURANCE

88.	Benefits

The Board may (by establishment of or maintenance of schemes or otherwise) provide benefits, whether by share options or incentive plans and loans to acquire shares (subject to obtaining any general or specific consent under the provision of Section 96 of the Act), the payment of gratuities or pensions or by insurance or otherwise, for any past or present Director, Officer or employee of the Company or any of its Subsidiaries or Affiliates and for any member of his or her family (including a spouse and a former spouse) or any individual who is or was dependent on him or her, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

89.	Insurance

Without prejudice to the provisions of Bye-laws 31 and 32, the Board shall have the power to purchase and maintain insurance for or for the benefit of any individuals who are or were at any time Directors, Officers or employees of the Company, or of any of its Subsidiaries or Affiliates, or who are or were at any time trustees of any pension fund in which Directors, Officers or employees of the Company or any such Subsidiary or Affiliate are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such individuals in respect of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, Subsidiary, Affiliate or pension fund.

90.	Limitation on Accountability

No Director or former Director shall be accountable to the Company or the Members for any remuneration or benefit provided pursuant to Bye-laws 22, 88 or 89 and the receipt of any such benefit shall not disqualify any individual from being or becoming a Director of the Company.

UNTRACED MEMBERS

91.	Sale of Shares

The Company shall be entitled to sell at the best price reasonably obtainable, or if the shares are listed on a stock exchange to purchase at the trading price on the date of purchase, the shares of a Member or the shares to which a Person is entitled by virtue of transmission on death, bankruptcy or otherwise by operation of law; provided, that:

(a) during the period of 12 years prior to the date of the publication of the advertisements referred to in paragraph (b) of this Bye-law 91 (or, if published on different dates, the first thereof) at least three dividends in respect of the shares in question have been declared and all dividends, warrants and checks (cheques) that have been sent in the manner authorised by these Bye-laws in respect of the shares in question have remained uncashed;

(b) the Company shall as soon as practicable after expiry of the said period of 12 years have inserted advertisements both in a national daily newspaper and in a newspaper circulating in the area of the last known address of such Member or other Person giving notice of its intention to sell or purchase the shares;

(c) during the said period of 12 years and the period of three months following the publication of the said advertisements the Company shall have received no indication either of the whereabouts or of the existence of such Member or Person; and

(d) if the shares are listed on a stock exchange, notice shall have been given to the relevant department of such stock exchange of the Company’s intention to make such sale or purchase prior to the publication of advertisements.

If during any 12-year period referred to above, further shares have been issued in right of those held at the beginning of such period or of any previously issued during such period and all the other requirements of this Bye-law 91 (other than the requirement that they be in issue for 12 years) have been satisfied in regard to the further shares, the Company may also sell or purchase the further shares.

92.	Instrument of Transfer

To give effect to any such sale or purchase under Bye-law 91, the Board may authorise some person to execute an instrument of transfer of the shares sold or purchased to, or in accordance with the directions of, the purchaser and an instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the shares. The transferee of any shares sold shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity in, or invalidity of, the proceedings relating to the sale.

93.	Proceeds of Sale

The net proceeds of sale or purchase of shares pursuant to Bye-law 91 shall belong to the Company which, for the period of six years after the transfer or purchase, shall be obliged to account to the former Member or other Person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former Member or other Person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments as the Board from time to time thinks fit. After the said six-year period has passed, the net proceeds of share shall become the property of the Company, absolutely, and any rights of the former Member or other Person previously entitled as aforesaid shall terminate completely.

WINDING UP

94.	Determination to liquidate

Subject to the Act, the Company may be wound up voluntarily by resolution of the Members. However, the Board shall have the power to present any petition and make any application in connection with the winding up or liquidation of the Company.

95.	Winding up/distribution by liquidator

If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he or she deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

ALTERATION OF BYE-LAWS

96.	Alteration of Bye-laws

No Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved by a resolution of the Board and by a resolution adopted by the Members.

SCHEDULE – FORM A (Bye-law 58)
NOTICE OF LIABILITY TO FORFEITURE FOR NON PAYMENT OF CALL

You have failed to pay the call of [amount of call] made on the ...... day of ........, 20.. last, in respect of the [number] share(s) [numbers in figures] standing in your name in the Register of Members of the Company, on the ...... day of ........., 20.. last, the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of .......... per annum computed from the said ....... day of ........., 20... last, on or before the ....... day of ........., 20... next at the place of business of the Company the share(s) will be liable to be forfeited.

Dated this ....... day of .............., 20...
[Signature of Secretary]
By order of the Board

SCHEDULE – FORM B (BYE-LAW 62)
TRANSFER OF A SHARE OR SHARES

FOR VALUE RECEIVED         ................................................................................................ [amount]
        ....................................................................................................         ....................................... [transferor]
hereby sell assign and transfer unto         ................................................................................[transferee]
of         ....................................................................................................         .................................[address]
        ....................................................................................................         .......................[number of shares]
shares of         ....................................................................................................         ........[name of Company]
Dated ...................................................

...........................................................

(Transferor)

In the presence of:

..............................................................

(Witness)

............................................................

(Transferee)

In the presence of:

..............................................................

(Witness)

SCHEDULE – FORM C (Bye-law 67)
TRANSFER BY A PERSON BECOMING ENTITLED ON
DEATH/BANKRUPTCY OF A MEMBER

I/We having become entitled in consequence of the [death/bankruptcy] of [name of the deceased Member] to [number] share(s) standing in the register of members of [Company] in the name of the said [name of deceased Member] instead of being registered myself/ourselves elect to have [name of transferee] (the “Transferee”) registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee his or her executors administrators and assigns subject to the conditions on which the same were held at the time of the execution thereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

WITNESS our hands this ........ day of ..........., 20...

Signed by the above-named	)
[person or persons entitled]	)
in the presence of:	)
Signed by the above-named	)
[transferee]	)
in the presence of:	)